Exhibit 2

UNLESS THIS REGISTERED GLOBAL BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), 55 WATER STREET, 49TH FLOOR, NEW YORK, NY 10041-0099, TO THE REPUBLIC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS NOMINATED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AS USED HEREIN, “BOND” OR “BONDS” REFERS TO A BOND OR BONDS, AS THE CONTEXT REQUIRES, OF THAT CERTAIN SERIES OF 4.000% GLOBAL BONDS DUE 2024, LIMITED INITIALLY TO THE AGGREGATE PRINCIPAL AMOUNT OF U.S.$2,100,000,000, SUBJECT TO INCREASE AS PROVIDED IN PARAGRAPH 13 OF THE TERMS AND CONDITIONS ANNEXED HERETO. “THIS BOND” REFERS TO THIS BOND ISSUED PURSUANT TO THE ISSUANCE OF U.S.$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF THE BONDS UPON A REOPENING THEREOF.

UNLESS AND UNTIL THIS BOND IS EXCHANGED IN WHOLE FOR BONDS IN DEFINITIVE REGISTERED FORM, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REPUBLIC OF COLOMBIA

U.S. $500,000,000

4.000% BONDS DUE 2024

No. R-5	U.S. $500,000,000

CUSIP No.: 195325BQ7

ISIN No.: US195325BQ70

The REPUBLIC OF COLOMBIA (the “Republic”), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal amount of five hundred million United States dollars (U.S.$500,000,000) on February 26, 2024 (the “Maturity Date”) and to pay interest thereon from August 26, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 26 and August 26 in each year (each, an “Interest Payment Date”), commencing February 26, 2015, at the rate of 4.000 % per annum until the principal hereof is paid or made available for payment, and to pay the redemption amount in connection with any optional redemption as provided in paragraph 6 of the attached Terms and Conditions of Bonds.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “holder”) in whose name this Bond (or one or more predecessor Bonds) is registered at the close of business on February 11 or August 11 (whether or not a Business Day (as defined in the Fiscal Agency Agreement referred to herein)), as the case may be (each such date, a “Regular Record Date”), next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such Regular Record Date and may either be paid to the person in whose name this Bond (or one or more predecessor Bonds) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Republic, notice of which shall be given to the holders of the Bonds not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Payment of the principal of and interest on this Bond will be made by wire transfer in immediately available funds to a bank account in The City of New York designated by the holder of this Registered Global Bond. Principal of this Bond shall be payable against surrender of this Bond at the corporate trust office of the Fiscal Agent hereinafter referred to and at the offices of such other paying agents as the Republic shall have appointed pursuant to the Fiscal Agency Agreement. If Bonds in definitive registered form are issued in exchange for this Registered Global Bond, payments of principal of and interest at maturity on the Bonds shall be made in immediately available funds against surrender as aforesaid and payments of interest due other than at maturity shall be made, subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the register maintained pursuant to the Fiscal Agency Agreement or, in the case of payments of principal and interest at maturity, to such other address as the holder may specify upon such surrender; provided, however, that any payments shall be made, in the case of a holder of at least U.S. $1,000,000 aggregate principal amount of Bonds, by transfer of immediately available funds to an account maintained by the payee with a bank if such holder so elects by giving notice to the Fiscal Agent, not less than 15 days prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made. The Republic covenants that until the Bonds have been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of and interest on the Bonds have been made available for payment and either paid or returned to the Republic as provided herein, it will at all times maintain offices or agencies (a “Paying Agent”) in The City of New York for the payment of the principal of and interest on the Bonds as herein provided.

This Bond is issued pursuant to a Fiscal Agency Agreement, dated as of September 28, 1994, as amended by Amendment No. 1 thereto dated as of January 21, 2004 (as amended, the “Fiscal Agency Agreement”), between the Republic and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as Fiscal Agent (the “Fiscal Agent”, which term includes any successor fiscal agent qualified and appointed in

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accordance with Section 12 of the Fiscal Agency Agreement). Reference is hereby made to the further provisions of this Bond set forth in the Terms and Conditions annexed hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by the manual signature of one of its duly authorized officers, this Bond shall not be valid or obligatory for any purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Republic of Colombia has caused this Bond to be duly executed.

Dated: October 28, 2014	THE REPUBLIC OF COLOMBIA

By
Minister of Finance and Public Credit

By
Director General of Public Credit and National Treasury of the Ministry of Finance and Public Credit

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION

This Bond is authorized under the Authorization issued pursuant to Section 1(b) of the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON
as Fiscal Agent

By
Authorized Signatory

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Colombia October 2014 – Signature Page – Global Note R-5

Terms and Conditions of Bonds

1. This Bond is one of a duly authorized issue of the Bonds, issued under and subject to the Fiscal Agency Agreement, copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in The City of New York and, so long as the Bonds are listed on the Luxembourg Stock Exchange and such Exchange shall so require, at the office of the Paying Agent in Luxembourg. Terms defined in the Fiscal Agency Agreement and not defined herein shall have the meanings set forth in such agreement. This Bond is a further issuance of, and forms a single series with and is fully fungible with the Republic’s U.S.$1,600,000,000 4.000% Global Bonds due 2024, issued on September 26, 2013. The aggregate principal amount of the Bonds is U.S.$2,100,000,000, subject to increase as provided in paragraph 13 below.

The Bonds constitute and will constitute direct, general, unconditional, unsecured and unsubordinated External Indebtedness (as defined herein) of the Republic. Each Bond will rank pari passu without any preference among themselves with all other present and future unsecured and unsubordinated External Indebtedness (as defined below) of the Republic. The Republic pledges its full faith and credit for the due and punctual payment of all amounts due in respect of the Bonds.

2. (a) The Bonds are issuable in fully registered form only, without coupons. Each Bond will be issued in book-entry form represented by one or more Registered Global Bonds (each a “Global Security”), registered in the name of a nominee of The Depository Trust Company (“DTC”) for the accounts of its participants. A Global Security may not be transferred except as a whole by DTC to a nominee of DTC, or by any such nominee to DTC or another nominee of DTC, or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

(b) Except as described in this paragraph, or in the circumstances specified in Section 6 of the Fiscal Agency Agreement, definitive Bonds will not be issued in exchange for beneficial interests in the Global Securities. If DTC is at any time unwilling or unable to continue as Depositary or is ineligible to act as Depositary, and a successor Depositary is not appointed by the Republic within 90 days after the Republic is notified by DTC or becomes aware of such condition, the Republic will issue Bonds in definitive form in exchange for the Global Security representing such Bonds. In addition, the Republic may at any time and in its sole discretion (consistent with the rules of the Luxembourg Stock Exchange) determine not to have any of the Bonds represented by one or more Global Securities and, in such event, such definitive Bonds will be issued only in fully registered form without coupons in denominations of U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof.

3. The Republic shall maintain in The City of New York an office or agency (a “Transfer Agent”) where Bonds may be surrendered for registration of transfer or exchange. The Republic has initially appointed the corporate trust office of the Fiscal Agent as its agent in The City of New York for such purpose and has agreed to cause to

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be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Republic will provide for the registration of the Bonds and the registration of transfers and exchanges of Bonds. The Republic reserves the right to vary or terminate the appointment of the Fiscal Agent as registrar or of any other transfer agent or to appoint additional or other registrars or transfer agents or to approve any change in the office through which any registrar or any transfer agent acts; provided that there will at all times be a registrar in The City of New York. In addition, for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, the Republic shall maintain a Transfer Agent in Luxembourg. The Republic has initially appointed The Bank of New York Mellon (Luxembourg) S.A., Vertigo Building-Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg, as its Transfer Agent in Luxembourg.

Subject to paragraph 2 hereof, the transfer of the Bonds is registrable on the aforementioned register upon surrender of such Bonds at the corporate trust office of the Fiscal Agent or any transfer agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Republic and the Fiscal Agent duly executed by, the holder thereof or such holder’s attorney duly authorized in writing, and with the signatures thereon duly guaranteed by a commercial bank or trust company having its principal office in The City of New York or by a member of the New York Stock Exchange. Upon the surrender of this Bond for registration of transfer in accordance with the terms hereof, the Republic shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds, dated the date of authentication thereof, in any authorized denominations and of a like aggregate principal amount. At the option of the holder upon request confirmed in writing, Bonds may be exchanged for other Bonds of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Bonds to be exchanged at the office of any transfer agent or at the corporate trust office of the Fiscal Agent as described above. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Bond is exchangeable at the office of the Fiscal Agent for Bonds in definitive registered form without coupons, in authorized denominations of U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof, in an equal aggregate principal amount and having identical terms and provisions as this Bond. On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Bonds in definitive registered form to the holders thereof regardless of whether such exchange occurred after the Regular Record Date or any special record date for such payment. Whenever any Bonds are so surrendered for exchange, the Republic shall execute, and the Fiscal Agent shall authenticate and deliver, the Bonds which the holder making the exchange is entitled to receive.

During the period from any Regular Record Date to the corresponding Interest Payment Date, the Fiscal Agent shall not be required to register any transfer or exchange of any Bond.

All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Republic, evidencing the same debt, and entitled to the same benefits, as the Bonds surrendered upon such registration of transfer or

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exchange. No service charge shall be made for any registration of transfer or exchange, but the Republic may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Bond for registration of transfer, the Republic, the Fiscal Agent and any agent of the Republic or the Fiscal Agent may treat the person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond shall be overdue, and neither the Republic nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4. (a) The Republic shall pay to the Fiscal Agent at its corporate trust office in The City of New York, on or prior to 10 a.m. (local time) on each Interest Payment Date, Maturity Date or Redemption Date (as defined below), as the case may be, an amount in immediately available funds sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the interest on and the principal of the Bonds due and payable on such Interest Payment Date, Maturity Date or Redemption Date (as defined below), as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest or principal in accordance with the terms hereof. Any monies paid by the Republic to the Fiscal Agent or any paying agent for the payment of any amount in respect of any Bonds and remaining unclaimed at the end of two years after such amount shall have become due and payable (whether on the Maturity Date or otherwise) shall be repaid to the Republic, and upon such repayment all liability of the Fiscal Agent and any other Paying Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Republic may have to pay such amount as the same shall become due. Claims against the Republic for the payment of any amount on the Bonds will, to the extent permitted by law, be proscribed unless made within five years after the date on which the payment first became due (or such shorter period as may be prescribed by applicable law). For so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, the Republic shall maintain a Paying Agent in Luxembourg. The Republic has initially appointed The Bank of New York Mellon (Luxembourg) S.A., Vertigo Building-Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg, as its Paying Agent in Luxembourg.

(b) In any case where the due date for the payment of the principal of or interest on any Bond shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall accrue for the period after such date.

5. (a) Any and all payments by the Republic under or in respect of the Bonds will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by the Republic or any political subdivision or authority thereof or therein having power to tax (“Taxes”), unless the Republic is compelled by law to withhold or

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deduct such Taxes. In such event, the Republic shall make such withholding or deduction, make payment of the amount so withheld or deducted to the appropriate governmental authority, and forthwith pay such additional amounts (“Additional Amounts”) as may be necessary in order to ensure that the net amounts receivable by the holders of the Bonds after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of the Bonds in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable in respect of any Bond to or on behalf of a holder or beneficial owner of a Bond who is liable for such Taxes: (i) by reason of such holder or beneficial owner having some connection with the Republic other than the mere holding of such Bond or the receipt of principal or interest in respect thereof; (ii) by reason of the failure of the holder or beneficial owner to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic, or any political subdivision or taxing authority thereof or therein, of the holder or beneficial owner of such Bond or any interest therein or rights in respect thereof, if compliance is required by the Republic, or any political subdivision or taxing authority thereof or therein, as a precondition to exemption from such deduction or withholding; or (iii) by reason of the failure of such holder to present such holder’s Bond for payment (where such presentation is required) within thirty days after the relevant payment is first made available for payment to the holder.

(b) Except as specifically provided herein, the Republic shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Bond there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Bond, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in paragraph 5(a) hereof to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

6. (a) The Bonds will be redeemable at the option of the Republic prior to the maturity date thereof. Prior to November 26, 2023, the Bonds will be redeemable, in whole or in part, at any time and from time to time, at the Republic’s option, on not less than 30 nor more than 60 days’ notice by mail, at a redemption price equal to the greater of (1) 100% of the principal amount of the Bonds and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds (excluding the portion of any such interest accrued to the date of redemption specified in the notice of redemption (the “Redemption Date”)) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 20 basis points, plus accrued and unpaid interest to, but excluding, the Redemption Date. At any time on or after November 26, 2023, the Bonds will be redeemable, in whole or in part at any time and from time to time, at the Republic’s option, on not less than 30 nor more than 60 days’ notice by mail, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the Redemption Date.

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(b) For the purposes of this Bond,

(1) “Treasury Yield” means, with respect to the Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

(2) “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker appointed by the Republic as having an actual or interpolated maturity comparable to the remaining term of the Bonds, or such other maturity that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of investment grade debt securities of comparable maturity to the remaining term of the Bonds.

(3) “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (2) if the Republic obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

(4) “Independent Investment Banker” means either Deutsche Bank Securities Inc. or HSBC Securities (USA) Inc. or their respective successors or, if such firms are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Republic.

(5) “Reference Treasury Dealer” means (1) any of Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. or their affiliates and any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) designated by, and not affiliated with, Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc.; provided, however, that if Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. or any of their respective affiliates shall cease to be a Primary Treasury Dealer, the Republic will appoint another Primary Treasury Dealer as a substitute for such entity and (2) any other Primary Treasury Dealer selected by the Republic.

(6) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Republic, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Republic by such Reference Treasury Dealer at 3:30 p.m. (New York time) on the third Business Day preceding such Redemption Date.

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(c) The Republic will mail, or cause to be mailed, a notice of redemption to each holder by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the Redemption Date, to the address of each holder as it appears on the register maintained by the registrar. A notice of redemption will specify the Redemption Date and may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and we will not be obligated to redeem the Bonds. In the event that fewer than all of the Bonds are to be redeemed at any time, selection of Bonds for redemption will be made in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which Bonds are listed or if such securities exchange has no requirement governing redemption or the Bonds are not then listed on a securities exchange, by lot (or, in the case of Bonds issued in global form, based on the applicable procedures of DTC). If Bonds are redeemed in part, the remaining outstanding amount of any Bond must be at least equal to U.S. $200,000 and be an integral multiple of U.S. $1,000. Unless the Republic defaults in the payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Bonds called for redemption

(d) The Bonds are not subject to any sinking fund and are not repayable at the option of the holder prior to maturity (except as provided in paragraph 8 hereof in the event of acceleration). The Republic may at any time purchase Bonds at any price in the open market, in privately negotiated transactions or otherwise. Bonds so purchased by the Republic may, at the Republic’s discretion, be held, resold or surrendered to the Fiscal Agent for cancellation.

7. (a) So long as any Bond remains outstanding, the Republic will not create any Lien (as defined below) other than Permitted Liens (as defined below) upon the whole or any part of its present or future revenues, properties or assets to secure Public External Indebtedness (as defined below) of the Republic, unless the Bonds are secured equally and ratably with such Public External Indebtedness.

(b) For the purposes of this paragraph 7 and paragraphs 1 above and 8 below, the following terms have the meanings specified below:

“External Indebtedness” means all obligations for borrowed money, whether present or future, actual or contingent, of a person or for the repayment of which such person, either directly or indirectly, is obliged or otherwise responsible (including such obligations evidenced by bonds, debentures, notes or other similar instruments but excluding any obligation to pay the deferred purchase price of property or services) that are payable, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic.

“Lien” means any lien, pledge, mortgage, security interest, deed of trust or charge.

“Permitted Liens” means: (i) any Lien upon any assets or properties (and any revenues therefrom) to secure indebtedness incurred for the

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purpose of financing the acquisition, development or construction of such asset or property; and any renewal or extension of any such Lien which is limited to the original asset or property (and revenues) covered thereby and which secures any renewal or extension of the original secured financing, and (ii) any Lien existing on an asset or property (and any revenues therefrom) at the time of its acquisition and any renewal or extension of any such Lien which is limited to the original asset or property (and revenues) covered thereby and which secures any renewal or extension of the original secured financing.

“Public External Indebtedness” means any External Indebtedness that it is in the form of, or represented by, bonds, debentures, notes or other securities which are, or at the time of issue are intended by the Republic to be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (or any successor law or regulation of similar effect)); provided that such term shall not include any such External Indebtedness issued by the Republic in exchange for debt of the Republic or public sector bodies of the Republic in an aggregate principal amount outstanding (with debt denominated in currencies other than U.S. dollars expressed in U.S. dollars based on rates of exchange prevailing at the date such debt was incurred) that does not exceed U.S. $14.768 billion (including for this purpose and without limitation, the Colombian Bearer Instruments Series A and B).

8. In case one or more of the following events (herein referred to as “Events of Default”) shall have occurred and be continuing:

(a) the Republic shall fail to pay any principal of or interest on any Bond when due, and such failure shall continue for 30 days; or

(b) the Republic shall fail duly to perform any other material obligation contained in the Bonds or (with respect to the Bonds) the Fiscal Agency Agreement, and such failure shall continue for 45 days after written notice thereof shall have been given to the Republic, with a copy to the Fiscal Agent, by any holder of the Bonds; or

(c) the Republic shall fail to pay (i) any Public External Indebtedness of the Republic (other than Public External Indebtedness constituting guaranties by the Republic) with an aggregate principal amount in excess of U.S. $20,000,000 (or its equivalent in other currencies) as and when such Public External Indebtedness becomes due and payable (beyond any applicable grace period), or (ii) any Public External Indebtedness constituting guaranties by the Republic with an aggregate principal amount in excess of U.S. $20,000,000 (or its equivalent in other currencies) as and when such Public External Indebtedness becomes due and payable and such failure continues until the earlier of (A) the expiration of the applicable grace period or 30 days, whichever is longer, or (B) the acceleration of any such Public External Indebtedness by any holder thereof; or

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(d) the Republic shall (i) deny its obligations under the Bonds or (ii) declare a general suspension of payments or a moratorium on the payment of debt (which does not expressly exclude the Bonds); or

(e) the Republic shall cease to be a member of the International Monetary Fund or cease to be eligible to use the general resources of the International Monetary Fund;

then, the holders of not less than 25% of the aggregate principal amount of the Bonds at the time Outstanding (as defined in the Fiscal Agency Agreement) may by written notice to the Fiscal Agent, declare the principal of and any accrued interest on the Bonds to be immediately due and payable. Upon any declaration of acceleration, the principal of and accrued interest on the Bonds will become immediately due and payable on the date the Republic receives written notice of the declaration, unless prior to receipt of such notice by the Republic all such Events of Default shall have been cured, waived or otherwise remedied as provided herein. If the Event of Default or Events of Default giving rise to such declaration of acceleration shall be cured following such declaration or otherwise remedied as provided herein, then, and in every such case, the holders of a majority of the aggregate principal amount of the Bonds at the time Outstanding acting in accordance with the procedures described herein and in Section 14 of the Fiscal Agency Agreement, may rescind and annul any prior declaration of the acceleration of the principal of and accrued interest on the Bonds and its consequences, but no such rescission and annulment shall extend to or affect any subsequent Event of Default or shall impair any right consequent thereon.

9. If any Bond becomes mutilated, destroyed, stolen or lost, and the Bond or evidence of the loss, theft or destruction thereof (together with such indemnity to save the Republic, the Fiscal Agent and any other agent harmless, and such other documents or proof as may be required by the Republic or the Fiscal Agent) is delivered to the Fiscal Agent, then, in the absence of notice to the Republic or the Fiscal Agent that such Bond has been acquired by a bona fide purchaser, the Republic shall execute and, upon its request the Fiscal Agent shall authenticate and deliver, a new Bond of like tenor and principal amount in exchange for, or in lieu of, the mutilated, destroyed, stolen or lost Bond. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Bond will be borne by the holder thereof. In case any mutilated, destroyed, lost or stolen Bond has become or is about to become payable, the Republic in its discretion may pay such Bond in lieu of issuing a new Bond.

Upon the issuance of any new Bond under this paragraph, the Republic may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

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Any new Bond delivered pursuant to this paragraph shall be dated the date of its authentication.

The provisions of this paragraph 9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Bonds.

10. (a) With the approval of the holders of the Bonds (i) at a meeting of holders duly called and held in accordance with the provisions of Section 14 of the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Bonds then Outstanding represented at such meeting (or of such other percentage as may be set forth herein with respect to the action being taken), or (ii) with the written consent of the holders of not less than 66 2/3% in aggregate principal amount of the Bonds then Outstanding (or of such other percentage as may be specified herein with respect to the action being taken), the Republic and the Fiscal Agent may modify, amend or supplement the terms or provisions contained in the Bonds or, insofar as respects the Bonds, the Fiscal Agency Agreement, in any way, and the holders of the Bonds may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Bonds to be made, given or taken by the holders of the Bonds; provided, however, that no such action may, without the consent of the holders of not less than 75% of the aggregate principal amount of the Bonds then Outstanding, voting at a meeting or by written consent, (A) change the due date for the payment of the principal of or any installment of interest on any Bond, (B) reduce the principal amount of the Bonds, the portion of such principal amount which is payable upon acceleration of the maturity of such Bond or the interest rate thereon, (C) change the currency or place of payment of principal of or interest on the Bonds, (D) shorten the period during which the Republic is not permitted to redeem the Bonds, or permit the Republic to redeem the Bonds if, prior to such action, the Republic is not permitted so to do, (E) reduce the proportion of the principal amount of the Bonds the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Bonds or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given or change the definition of “Outstanding” with respect to the Bonds, (F) change the obligation of the Republic to pay Additional Amounts, (G) change the governing law provisions contained in paragraph 16 hereof, (H) change the status of the Bonds, as described in paragraph 1 hereof, (I) change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an agent for service of process in the Borough of Manhattan, The City of New York or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Bonds as set forth in the Fiscal Agency Agreement, or (J) in connection with an exchange offer for the Bonds, amend the definition of “Events of Default”.

(b) The Republic and the Fiscal Agent may, without the vote or consent of any holder of the Bonds, amend the Fiscal Agency Agreement or the Bonds for the purpose of (1) adding to the covenants of the Republic for the benefit of the holders of

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the Bonds, (2) surrendering any right or power conferred upon the Republic, (3) securing the Bonds pursuant to the requirements of the Bonds or otherwise, (4) curing any ambiguity, or curing, correcting or supplementing any defective provision of the Fiscal Agency Agreement or the Bonds, or (5) amending the Fiscal Agency Agreement or the Bonds in any manner which the Republic and the Fiscal Agent may determine and which shall not materially adversely affect the interests of the holders of the Bonds.

11. No reference herein to the Fiscal Agency Agreement and no provision of the Bonds or of the Fiscal Agency Agreement shall alter or impair the obligation of the Republic, which is absolute and unconditional, to pay the principal of and interest on the Bonds at the times, place and rate, and in the coin or currency, herein prescribed.

12. All notices to the holders of the Bonds will be given by first-class mail, postage prepaid, to the addresses of such holders as they appear in the Bond register referred to in paragraph 3 above. In addition, if and so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, notices to Holders of the Bonds will be published in a leading newspaper with general circulation in Luxembourg, by publication on the website of the Luxembourg Stock Exchange at http://www.bourse.lu or, if publication as aforesaid is not practicable, in an English language newspaper with general circulation in the respective market regions or in another manner consistent with the rules of the Luxembourg Stock Exchange.

13. The Republic may from time to time without the consent of the holders of the Bonds create and issue additional bonds ranking pari passu with the Bonds and having terms and conditions the same as those of the Bonds, or the same except for the amount of the first payment of interest, which additional bonds may be consolidated and form a single Series with the outstanding Bonds; provided that such additional bonds do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such additional bonds are subject to U.S. federal tax laws), a greater amount of original issue discount than the Bonds have as of the date of the issue of such additional Bonds.

14. The Republic recognizes that amounts due under the Bonds must be paid out of appropriations provided in the national budget, and has undertaken that it will annually take all necessary and appropriate action to provide for the due inclusion therein and for the timely payment of all amounts due thereunder as such amounts become due in the ordinary course, and will take all such other action as may be necessary or appropriate at any other time to make timely payment of such amounts as may be due or payable in the event of acceleration or prepayment of the Bonds.

15. In accordance with the legal requirements of the Republic relating to contracts with the Republic, the holders of the Bonds shall be deemed to have waived by purchasing the Bonds any right to petition for diplomatic claims to be asserted by its government against the Republic, except in the case of denial of justice, with respect to the rights of such holder under the Fiscal Agency Agreement and this Bond.

16. THIS BOND SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION BY THE REPUBLIC SHALL BE GOVERNED BY THE LAWS OF COLOMBIA.

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17. The Republic hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, The City of New York and the courts of Colombia sitting in Bogotá D.C., Colombia in respect of any action arising out of or based on the Bonds that may be brought by the holder of any Bond in any such court, irrevocably waives any objection which it may have to the venue of any such court in respect of any such action and, to the fullest extent permitted by law, irrevocably waives and agrees not to plead any immunity from the jurisdiction of any such court to which it might otherwise be entitled (including sovereign immunity and immunity from prejudgment attachment, post-judgment attachment and execution) in any such action based upon the Bonds, subject to the terms, conditions, limitations or exceptions under (i) Article 177 of the Colombian Administrative Code (Código Contencioso Administrativo), applicable to administrative or judicial proceedings initiated before July 2, 2012; (ii) Articles 192, 195, 298 and 299 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) applicable to administrative or judicial proceedings initiated on or after July 2, 2012; and (iii) Articles 684 and 513 of the Colombian Civil Procedure Code (Código de Procedimiento Civil) (which will be abrogated by Articles 593, 594 and 595 et al subject to the entry into force of Law 1564 of 2012 (Código General del Proceso) pursuant to the terms of article 627, paragraph 6 thereof) and Article 19 of Decree 111 of January 15, 1996, pursuant to which the revenues, assets and property of the Republic located in the Republic are not subject to execution, set-off or attachment. The Republic hereby appoints the Consul General of the Republic in The City of New York and her successors from time to time, at her office located at 10 East 46th Street, New York, New York 10017, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action based on the Bonds which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York. Such appointment shall be irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the Bonds have been paid to the Fiscal Agent, except that, if, for any reason, the Consul General of the Republic ceases to be able to act as such Authorized Agent or no longer has an address in The City of New York, the Republic will appoint another person (which may be the Fiscal Agent) in the Borough of Manhattan, The City of New York, selected in its discretion, as its Authorized Agent. The Republic will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Upon receipt of such service of process, the Authorized Agent shall advise the Republic promptly at its address specified in Section 17 of the Fiscal Agency Agreement. Service of process upon the Authorized Agent at the address indicated above, or at such other address in the Borough of Manhattan, The City of New York as the Authorized Agent shall specify by notice given by it to the Fiscal Agent, shall be deemed, in every respect, effective service of process upon the Republic.

Notwithstanding anything else in this paragraph 17 to the contrary, the Republic reserves the right to plead sovereign immunity with respect to actions brought under the United States securities laws or any state securities laws and the Republic’s appointment of the Consul General of the Republic in The City of New York will not extend to such actions.

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FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

the within Bond and all rights thereunder, thereby irrevocably constituting and appointing                                  attorney to transfer said Bond on the books of the Republic, with full power of substitution in the premises.

Dated:
Signature of
transferor

Signature of transferor guaranteed by:

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Bond in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office in The City of New York or by a member of the New York Stock Exchange.

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UNLESS THIS REGISTERED GLOBAL BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), 55 WATER STREET, 49TH FLOOR, NEW YORK, NY 10041-0099, TO THE REPUBLIC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS NOMINATED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AS USED HEREIN, “BOND” OR “BONDS” REFERS TO A BOND OR BONDS, AS THE CONTEXT REQUIRES, OF THAT CERTAIN SERIES OF 5.625% GLOBAL BONDS DUE 2044, LIMITED INITIALLY TO THE AGGREGATE PRINCIPAL AMOUNT OF U.S.$2,500,000,000, SUBJECT TO INCREASE AS PROVIDED IN PARAGRAPH 13 OF THE TERMS AND CONDITIONS ANNEXED HERETO. “THIS BOND” REFERS TO THIS BOND ISSUED PURSUANT TO THE ISSUANCE OF U.S.$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF THE BONDS UPON A REOPENING THEREOF.

UNLESS AND UNTIL THIS BOND IS EXCHANGED IN WHOLE FOR BONDS IN DEFINITIVE REGISTERED FORM, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REPUBLIC OF COLOMBIA

U.S. $500,000,000

5.625% BONDS DUE 2044

No. R-5	U.S. $500,000,000

CUSIP No.: 195325 BR5

ISIN No.: US195325BR53

The REPUBLIC OF COLOMBIA (the “Republic”), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal amount of five hundred million United States dollars (U.S.$500,000,000) on February 26, 2044 (the “Maturity Date”) and to pay interest thereon from August 26, 2014 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 26 and August 26 in each year (each, an “Interest Payment Date”), commencing February 26, 2015, at the rate of 5.625 % per annum until the principal hereof is paid or made available for payment, and to pay the redemption amount in connection with any optional redemption as provided in paragraph 6 of the attached Terms and Conditions of Bonds.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “holder”) in whose name this Bond (or one or more predecessor Bonds) is registered at the close of business on February 11 or August 11 (whether or not a Business Day (as defined in the Fiscal Agency Agreement referred to herein)), as the case may be (each such date, a “Regular Record Date”), next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such Regular Record Date and may either be paid to the person in whose name this Bond (or one or more predecessor Bonds) is registered at the close of business on a special record date for the payment of such interest to be fixed by the Republic, notice of which shall be given to the holders of the Bonds not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Payment of the principal of and interest on this Bond will be made by wire transfer in immediately available funds to a bank account in The City of New York designated by the holder of this Registered Global Bond. Principal of this Bond shall be payable against surrender of this Bond at the corporate trust office of the Fiscal Agent hereinafter referred to and at the offices of such other paying agents as the Republic shall have appointed pursuant to the Fiscal Agency Agreement. If Bonds in definitive registered form are issued in exchange for this Registered Global Bond, payments of principal of and interest at maturity on the Bonds shall be made in immediately available funds against surrender as aforesaid and payments of interest due other than at maturity shall be made, subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the register maintained pursuant to the Fiscal Agency Agreement or, in the case of payments of principal and interest at maturity, to such other address as the holder may specify upon such surrender; provided, however, that any payments shall be made, in the case of a holder of at least U.S. $1,000,000 aggregate principal amount of Bonds, by transfer of immediately available funds to an account maintained by the payee with a bank if such holder so elects by giving notice to the Fiscal Agent, not less than 15 days prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made. The Republic covenants that until the Bonds have been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of and interest on the Bonds have been made available for payment and either paid or returned to the Republic as provided herein, it will at all times maintain offices or agencies (a “Paying Agent”) in The City of New York for the payment of the principal of and interest on the Bonds as herein provided.

This Bond is issued pursuant to a Fiscal Agency Agreement, dated as of September 28, 1994, as amended by Amendment No. 1 thereto dated as of January 21, 2004 (as amended, the “Fiscal Agency Agreement”), between the Republic and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as Fiscal Agent (the “Fiscal Agent”, which term includes any successor fiscal agent qualified and appointed in accordance with Section 12 of the Fiscal Agency Agreement). Reference is hereby made to the further provisions of this Bond set forth in the Terms and Conditions annexed hereto, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by the manual signature of one of its duly authorized officers, this Bond shall not be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Republic of Colombia has caused this Bond to be duly executed.

Dated: October 28, 2014	THE REPUBLIC OF COLOMBIA

By
Minister of Finance and Public Credit

By
Director General of Public Credit and National Treasury of the Ministry of Finance and Public Credit

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION

This Bond is authorized under the Authorization issued pursuant to Section 1(b) of the within-mentioned Fiscal Agency Agreement.

THE BANK OF NEW YORK MELLON
as Fiscal Agent

By
Authorized Signatory

Colombia October 2014 – Signature Page – Global Note R-5

Terms and Conditions of Bonds

1. This Bond is one of a duly authorized issue of the Bonds, issued under and subject to the Fiscal Agency Agreement, copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in The City of New York and, so long as the Bonds are listed on the Luxembourg Stock Exchange and such Exchange shall so require, at the office of the Paying Agent in Luxembourg. Terms defined in the Fiscal Agency Agreement and not defined herein shall have the meanings set forth in such agreement. This Bond is a further issuance of, and forms a single series with and is fully fungible with the Republic’s U.S.$2,000,000,000 5.625% Global Bonds due 2044, issued on January 28, 2014. The aggregate principal amount of the Bonds is U.S.$2,500,000,000, subject to increase as provided in paragraph 13 below.

The Bonds constitute and will constitute direct, general, unconditional, unsecured and unsubordinated External Indebtedness (as defined herein) of the Republic. Each Bond will rank pari passu without any preference among themselves with all other present and future unsecured and unsubordinated External Indebtedness (as defined below) of the Republic. The Republic pledges its full faith and credit for the due and punctual payment of all amounts due in respect of the Bonds.

2. (a) The Bonds are issuable in fully registered form only, without coupons. Each Bond will be issued in book-entry form represented by one or more Registered Global Bonds (each a “Global Security”), registered in the name of a nominee of The Depository Trust Company (“DTC”) for the accounts of its participants. A Global Security may not be transferred except as a whole by DTC to a nominee of DTC, or by any such nominee to DTC or another nominee of DTC, or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

(b) Except as described in this paragraph, or in the circumstances specified in Section 6 of the Fiscal Agency Agreement, definitive Bonds will not be issued in exchange for beneficial interests in the Global Securities. If DTC is at any time unwilling or unable to continue as Depositary or is ineligible to act as Depositary, and a successor Depositary is not appointed by the Republic within 90 days after the Republic is notified by DTC or becomes aware of such condition, the Republic will issue Bonds in definitive form in exchange for the Global Security representing such Bonds. In addition, the Republic may at any time and in its sole discretion (consistent with the rules of the Luxembourg Stock Exchange) determine not to have any of the Bonds represented by one or more Global Securities and, in such event, such definitive Bonds will be issued only in fully registered form without coupons in denominations of U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof.

3. The Republic shall maintain in The City of New York an office or agency (a “Transfer Agent”) where Bonds may be surrendered for registration of transfer or exchange. The Republic has initially appointed the corporate trust office of the Fiscal Agent as its agent in The City of New York for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, the Republic will provide for the registration of the Bonds and the registration of transfers and exchanges of Bonds. The Republic reserves the right to vary or terminate the appointment of the Fiscal Agent as registrar or of any other transfer agent or to appoint additional or other registrars or transfer agents or to approve any change in the office through which any registrar or any transfer agent acts; provided that there will at all times be a registrar in The City of New York. In addition, for so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, the Republic shall maintain a Transfer Agent in Luxembourg. The Republic has initially appointed The Bank of New York Mellon (Luxembourg) S.A., Vertigo Building-Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg, as its Transfer Agent in Luxembourg.

Subject to paragraph 2 hereof, the transfer of the Bonds is registrable on the aforementioned register upon surrender of such Bonds at the corporate trust office of the Fiscal Agent or any transfer agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Republic and the Fiscal Agent duly executed by, the holder thereof or such holder’s attorney duly authorized in writing, and with the signatures thereon duly guaranteed by a commercial bank or trust company having its principal office in The City of New York or by a member of the New York Stock Exchange. Upon the surrender of this Bond for registration of transfer in accordance with the terms hereof, the Republic shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds, dated the date of authentication thereof, in any authorized denominations and of a like aggregate principal amount. At the option of the holder upon request confirmed in writing, Bonds may be exchanged for other Bonds of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Bonds to be exchanged at the office of any transfer agent or at the corporate trust office of the Fiscal Agent as described above. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Bond is exchangeable at the office of the Fiscal Agent for Bonds in definitive registered form without coupons, in authorized denominations of U.S. $200,000 and integral multiples of U.S. $1,000 in excess thereof, in an equal aggregate principal amount and having identical terms and provisions as this Bond. On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Bonds in definitive registered form to the holders thereof regardless of whether such exchange occurred after the Regular Record Date or any special record date for such payment. Whenever any Bonds are so surrendered for exchange, the Republic shall execute, and the Fiscal Agent shall authenticate and deliver, the Bonds which the holder making the exchange is entitled to receive.

During the period from any Regular Record Date to the corresponding Interest Payment Date, the Fiscal Agent shall not be required to register any transfer or exchange of any Bond.

All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Republic, evidencing the same debt, and entitled to the same benefits, as the Bonds surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Republic may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Bond for registration of transfer, the Republic, the Fiscal Agent and any agent of the Republic or the Fiscal Agent may treat the person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond shall be overdue, and neither the Republic nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4. (a) The Republic shall pay to the Fiscal Agent at its corporate trust office in The City of New York, on or prior to 10 a.m. (local time) on each Interest Payment Date, Maturity Date or Redemption Date (as defined below), as the case may be, an amount in immediately available funds sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the interest on and the principal of the Bonds due and payable on such Interest Payment Date, Maturity Date or Redemption Date (as defined below), as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest or principal in accordance with the terms hereof. Any monies paid by the Republic to the Fiscal Agent or any paying agent for the payment of any amount in respect of any Bonds and remaining unclaimed at the end of two years after such amount shall have become due and payable (whether on the Maturity Date or otherwise) shall be repaid to the Republic, and upon such repayment all liability of the Fiscal Agent and any other Paying Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Republic may have to pay such amount as the same shall become due. Claims against the Republic for the payment of any amount on the Bonds will, to the extent permitted by law, be proscribed unless made within five years after the date on which the payment first became due (or such shorter period as may be prescribed by applicable law). For so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, the Republic shall maintain a Paying Agent in Luxembourg. The Republic has initially appointed The Bank of New York Mellon (Luxembourg) S.A., Vertigo Building-Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg, as its Paying Agent in Luxembourg.

(b) In any case where the due date for the payment of the principal of or interest on any Bond shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall accrue for the period after such date.

5. (a) Any and all payments by the Republic under or in respect of the Bonds will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by the Republic or any political subdivision or authority thereof or therein having power to tax (“Taxes”), unless the Republic is compelled by law to withhold or deduct such Taxes. In such event, the Republic shall make such withholding or deduction, make payment of the amount so withheld or deducted to the appropriate governmental authority, and forthwith pay such additional amounts (“Additional Amounts”) as may be necessary in order to ensure that the net amounts receivable by the holders of the Bonds after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of the Bonds in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable in respect of any Bond to or on behalf of a holder or beneficial owner of a Bond who is liable for such Taxes: (i) by reason of such holder or beneficial owner having some connection with the Republic other than the mere holding of such Bond or the receipt of principal or interest in respect thereof; (ii) by reason of the failure of the holder or beneficial owner to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic, or any political subdivision or taxing authority thereof or therein, of the holder or beneficial owner of such Bond or any interest therein or rights in respect thereof, if compliance is required by the Republic, or any political subdivision or taxing authority thereof or therein, as a precondition to exemption from such deduction or withholding; or (iii) by reason of the failure of such holder to present such holder’s Bond for payment (where such presentation is required) within thirty days after the relevant payment is first made available for payment to the holder.

(b) Except as specifically provided herein, the Republic shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Bond there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Bond, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in paragraph 5(a) hereof to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

6. (a) The Bonds will be redeemable at the option of the Republic prior to the maturity date thereof. Prior to August 26, 2043, the Bonds will be redeemable, in whole or in part, at any time and from time to time, at the Republic’s option, on not less than 30 nor more than 60 days’ notice by mail, at a redemption price equal to the greater of (1) 100% of the principal amount of the Bonds and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds (excluding the portion of any such interest accrued to the date of redemption specified in the notice of redemption (the “Redemption Date”)) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below), plus 30 basis points, plus accrued and unpaid interest to, but excluding, the Redemption Date. At any time on or after August 26, 2043, the Bonds will be redeemable, in whole or in part at any time and from time to time, at the Republic’s option, on not less than 30 nor more than 60 days’ notice by mail, at a redemption price equal to 100% of the principal amount of the Bonds to be redeemed, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the Redemption Date.

(b) For the purposes of this Bond,

(1) “Treasury Yield” means, with respect to the Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day-count basis) yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

(2) “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker appointed by the Republic as having an actual or interpolated maturity comparable to the remaining term of the Bonds, or such other maturity that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of investment grade debt securities of comparable maturity to the remaining term of the Bonds.

(3) “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such Redemption Date, or (2) if the Republic obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

(4) “Independent Investment Banker” means either Credit Suisse Securities (USA) LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated or their respective successors or, if such firms are unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Republic.

(5) “Reference Treasury Dealer” means (1) any of Credit Suisse Securities (USA) LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates and any other primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”) designated by, and not affiliated with, Credit Suisse Securities (USA) LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated; provided, however, that if Credit Suisse Securities (USA) LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their respective affiliates shall cease to be a Primary Treasury Dealer, the Republic will appoint another Primary Treasury Dealer as a substitute for such entity and (2) any other Primary Treasury Dealer selected by the Republic.

(6) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Republic, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Republic by such Reference Treasury Dealer at 3:30 p.m. (New York time) on the third Business Day preceding such Redemption Date.

(c) The Republic will mail, or cause to be mailed, a notice of redemption to each holder by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the Redemption Date, to the address of each holder as it appears on the register maintained by the registrar. A notice of redemption will specify the Redemption Date and may provide that it is subject to certain conditions that will be specified in the notice. If those conditions are not met, the redemption notice will be of no effect and we will not be obligated to redeem the Bonds. In the event that fewer than all of the Bonds are to be redeemed at any time, selection of Bonds for redemption will be made in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which Bonds are listed or if such securities exchange has no requirement governing redemption or the Bonds are not then listed on a securities exchange, by lot (or, in the case of Bonds issued in global form, based on the applicable procedures of DTC). If Bonds are redeemed in part, the remaining outstanding amount of any Bond must be at least equal to U.S. $200,000 and be an integral multiple of U.S. $1,000. Unless the Republic defaults in the payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Bonds called for redemption

(d) The Bonds are not subject to any sinking fund and are not repayable at the option of the holder prior to maturity (except as provided in paragraph 8 hereof in the event of acceleration). The Republic may at any time purchase Bonds at any price in the open market, in privately negotiated transactions or otherwise. Bonds so purchased by the Republic may, at the Republic’s discretion, be held, resold or surrendered to the Fiscal Agent for cancellation.

7. (a) So long as any Bond remains outstanding, the Republic will not create any Lien (as defined below) other than Permitted Liens (as defined below) upon the whole or any part of its present or future revenues, properties or assets to secure Public External Indebtedness (as defined below) of the Republic, unless the Bonds are secured equally and ratably with such Public External Indebtedness.

(b) For the purposes of this paragraph 7 and paragraphs 1 above and 8 below, the following terms have the meanings specified below:

“External Indebtedness” means all obligations for borrowed money, whether present or future, actual or contingent, of a person or for the repayment of which such person, either directly or indirectly, is obliged or otherwise responsible (including such obligations evidenced by bonds, debentures, notes or other similar instruments but excluding any obligation to pay the deferred purchase price of property or services) that are payable, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic.

“Lien” means any lien, pledge, mortgage, security interest, deed of trust or charge.

“Permitted Liens” means: (i) any Lien upon any assets or properties (and any revenues therefrom) to secure indebtedness incurred for the purpose of financing the acquisition, development or construction of such asset or property; and any renewal or extension of any such Lien which is limited to the original asset or property (and revenues) covered thereby and which secures any renewal or extension of the original secured financing, and (ii) any Lien existing on an asset or property (and any revenues therefrom) at the time of its acquisition and any renewal or extension of any such Lien which is limited to the original asset or property (and revenues) covered thereby and which secures any renewal or extension of the original secured financing.

“Public External Indebtedness” means any External Indebtedness that it is in the form of, or represented by, bonds, debentures, notes or other securities which are, or at the time of issue are intended by the Republic to be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (or any successor law or regulation of similar effect)); provided that such term shall not include any such External Indebtedness issued by the Republic in exchange for debt of the Republic or public sector bodies of the Republic in an aggregate principal amount outstanding (with debt denominated in currencies other than U.S. dollars expressed in U.S. dollars based on rates of exchange prevailing at the date such debt was incurred) that does not exceed U.S. $14.768 billion (including for this purpose and without limitation, the Colombian Bearer Instruments Series A and B).

8. In case one or more of the following events (herein referred to as “Events of Default”) shall have occurred and be continuing:

(a) the Republic shall fail to pay any principal of or interest on any Bond when due, and such failure shall continue for 30 days; or

(b) the Republic shall fail duly to perform any other material obligation contained in the Bonds or (with respect to the Bonds) the Fiscal Agency Agreement, and such failure shall continue for 45 days after written notice thereof shall have been given to the Republic, with a copy to the Fiscal Agent, by any holder of the Bonds; or

(c) the Republic shall fail to pay (i) any Public External Indebtedness of the Republic (other than Public External Indebtedness constituting guaranties by the Republic) with an aggregate principal amount in excess of U.S. $20,000,000 (or its equivalent in other currencies) as and when such Public External Indebtedness becomes due and payable (beyond any applicable grace period), or (ii) any Public External Indebtedness constituting guaranties by the Republic with an aggregate principal amount in excess of U.S. $20,000,000 (or its equivalent in other currencies) as and when such Public External Indebtedness becomes due and payable and such failure continues until the earlier of (A) the expiration of the applicable grace period or 30 days, whichever is longer, or (B) the acceleration of any such Public External Indebtedness by any holder thereof; or

(d) the Republic shall (i) deny its obligations under the Bonds or (ii) declare a general suspension of payments or a moratorium on the payment of debt (which does not expressly exclude the Bonds); or

(e) the Republic shall cease to be a member of the International Monetary Fund or cease to be eligible to use the general resources of the International Monetary Fund;

then, the holders of not less than 25% of the aggregate principal amount of the Bonds at the time Outstanding (as defined in the Fiscal Agency Agreement) may by written notice to the Fiscal Agent, declare the principal of and any accrued interest on the Bonds to be immediately due and payable. Upon any declaration of acceleration, the principal of and accrued interest on the Bonds will become immediately due and payable on the date the Republic receives written notice of the declaration, unless prior to receipt of such notice by the Republic all such Events of Default shall have been cured, waived or otherwise remedied as provided herein. If the Event of Default or Events of Default giving rise to such declaration of acceleration shall be cured following such declaration or otherwise remedied as provided herein, then, and in every such case, the holders of a majority of the aggregate principal amount of the Bonds at the time Outstanding acting in accordance with the procedures described herein and in Section 14 of the Fiscal Agency Agreement, may rescind and annul any prior declaration of the acceleration of the principal of and accrued interest on the Bonds and its consequences, but no such rescission and annulment shall extend to or affect any subsequent Event of Default or shall impair any right consequent thereon.

9. If any Bond becomes mutilated, destroyed, stolen or lost, and the Bond or evidence of the loss, theft or destruction thereof (together with such indemnity to save the Republic, the Fiscal Agent and any other agent harmless, and such other documents or proof as may be required by the Republic or the Fiscal Agent) is delivered to the Fiscal Agent, then, in the absence of notice to the Republic or the Fiscal Agent that such Bond has been acquired by a bona fide purchaser, the Republic shall execute and, upon its request the Fiscal Agent shall authenticate and deliver, a new Bond of like tenor and principal amount in exchange for, or in lieu of, the mutilated, destroyed, stolen or lost Bond. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Bond will be borne by the holder thereof. In case any mutilated, destroyed, lost or stolen Bond has become or is about to become payable, the Republic in its discretion may pay such Bond in lieu of issuing a new Bond.

Upon the issuance of any new Bond under this paragraph, the Republic may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

Any new Bond delivered pursuant to this paragraph shall be dated the date of its authentication.

The provisions of this paragraph 9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Bonds.

10. (a) With the approval of the holders of the Bonds (i) at a meeting of holders duly called and held in accordance with the provisions of Section 14 of the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Bonds then Outstanding represented at such meeting (or of such other percentage as may be set forth herein with respect to the action being taken), or (ii) with the written consent of the holders of not less than 66 2/3% in aggregate principal amount of the Bonds then Outstanding (or of such other percentage as may be specified herein with respect to the action being taken), the Republic and the Fiscal Agent may modify, amend or supplement the terms or provisions contained in the Bonds or, insofar as respects the Bonds, the Fiscal Agency Agreement, in any way, and the holders of the Bonds may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Fiscal Agency Agreement or the Bonds to be made, given or taken by the holders of the Bonds; provided, however, that no such action may, without the consent of the holders of not less than 75% of the aggregate principal amount of the Bonds then Outstanding, voting at a meeting or by written consent, (A) change the due date for the payment of the principal of or any installment of interest on any Bond, (B) reduce the principal amount of the Bonds, the portion of such principal amount which is payable upon acceleration of the maturity of such Bond or the interest rate thereon, (C) change the currency or place of payment of principal of or interest on the Bonds, (D) shorten the period during which the Republic is not permitted to redeem the Bonds, or permit the Republic to redeem the Bonds if, prior to such action, the Republic is not permitted so to do, (E) reduce the proportion of the principal amount of the Bonds the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Bonds or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given or change the definition of “Outstanding” with respect to the Bonds, (F) change the obligation of the Republic to pay Additional Amounts, (G) change the governing law provisions contained in paragraph 16 hereof, (H) change the status of the Bonds, as described in paragraph 1 hereof, (I) change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an agent for service of process in the Borough of Manhattan, The City of New York or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Bonds as set forth in the Fiscal Agency Agreement, or (J) in connection with an exchange offer for the Bonds, amend the definition of “Events of Default”.

(b) The Republic and the Fiscal Agent may, without the vote or consent of any holder of the Bonds, amend the Fiscal Agency Agreement or the Bonds for the purpose of (1) adding to the covenants of the Republic for the benefit of the holders of the Bonds, (2) surrendering any right or power conferred upon the Republic, (3) securing the Bonds pursuant to the requirements of the Bonds or otherwise, (4) curing any ambiguity, or curing, correcting or supplementing any defective provision of the Fiscal Agency Agreement or the Bonds, or (5) amending the Fiscal Agency Agreement or the Bonds in any manner which the Republic and the Fiscal Agent may determine and which shall not materially adversely affect the interests of the holders of the Bonds.

11. No reference herein to the Fiscal Agency Agreement and no provision of the Bonds or of the Fiscal Agency Agreement shall alter or impair the obligation of the Republic, which is absolute and unconditional, to pay the principal of and interest on the Bonds at the times, place and rate, and in the coin or currency, herein prescribed.

12. All notices to the holders of the Bonds will be given by first-class mail, postage prepaid, to the addresses of such holders as they appear in the Bond register referred to in paragraph 3 above. In addition, if and so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, notices to Holders of the Bonds will be published in a leading newspaper with general circulation in Luxembourg, by publication on the website of the Luxembourg Stock Exchange at http://www.bourse.lu or, if publication as aforesaid is not practicable, in an English language newspaper with general circulation in the respective market regions or in another manner consistent with the rules of the Luxembourg Stock Exchange.

13. The Republic may from time to time without the consent of the holders of the Bonds create and issue additional bonds ranking pari passu with the Bonds and having terms and conditions the same as those of the Bonds, or the same except for the amount of the first payment of interest, which additional bonds may be consolidated and form a single Series with the outstanding Bonds; provided that such additional bonds do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such additional bonds are subject to U.S. federal tax laws), a greater amount of original issue discount than the Bonds have as of the date of the issue of such additional Bonds.

14. The Republic recognizes that amounts due under the Bonds must be paid out of appropriations provided in the national budget, and has undertaken that it will annually take all necessary and appropriate action to provide for the due inclusion therein and for the timely payment of all amounts due thereunder as such amounts become due in the ordinary course, and will take all such other action as may be necessary or appropriate at any other time to make timely payment of such amounts as may be due or payable in the event of acceleration or prepayment of the Bonds.

15. In accordance with the legal requirements of the Republic relating to contracts with the Republic, the holders of the Bonds shall be deemed to have waived by purchasing the Bonds any right to petition for diplomatic claims to be asserted by its government against the Republic, except in the case of denial of justice, with respect to the rights of such holder under the Fiscal Agency Agreement and this Bond.

16. THIS BOND SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION BY THE REPUBLIC SHALL BE GOVERNED BY THE LAWS OF COLOMBIA.

17. The Republic hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, The City of New York and the courts of Colombia sitting in Bogotá D.C., Colombia in respect of any action arising out of or based on the Bonds that may be brought by the holder of any Bond in any such court, irrevocably waives any objection which it may have to the venue of any such court in respect of any such action and, to the fullest extent permitted by law, irrevocably waives and agrees not to plead any immunity from the jurisdiction of any such court to which it might otherwise be entitled (including sovereign immunity and immunity from prejudgment attachment, post-judgment attachment and execution) in any such action based upon the Bonds, subject to the terms, conditions, limitations or exceptions under (i) Articles 192, 195, 298 and 299 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) applicable to administrative or judicial proceedings initiated on or after July 2, 2012; and (ii) Articles 684 and 513 of the Colombian Civil Procedure Code (Código de Procedimiento Civil) (which will be abrogated by Articles 593, 594 and 595 et al subject to the entry into force of Law 1564 of 2012 (Código General del Proceso) pursuant to the terms of article 627, paragraph 6 thereof) and Article 19 of Decree 111 of January 15, 1996, pursuant to which the revenues, assets and property of the Republic located in the Republic are not subject to execution, set-off or attachment. The Republic hereby appoints the Consul General of the Republic in The City of New York and her successors from time to time, at her office located at 10 East 46th Street, New York, New York 10017, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action based on the Bonds which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York. Such appointment shall be irrevocable until all amounts in respect of the principal of and any interest due and to become due on or in respect of all the Bonds have been paid to the Fiscal Agent, except that, if, for any reason, the Consul General of the Republic ceases to be able to act as such Authorized Agent or no longer has an address in The City of New York, the Republic will appoint another person (which may be the Fiscal Agent) in the Borough of Manhattan, The City of New York, selected in its discretion, as its Authorized Agent. The Republic will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Upon receipt of such service of process, the Authorized Agent shall advise the Republic promptly at its address specified in Section 17 of the Fiscal Agency Agreement. Service of process upon the Authorized Agent at the address indicated above, or at such other address in the Borough of Manhattan, The City of New York as the Authorized Agent shall specify by notice given by it to the Fiscal Agent, shall be deemed, in every respect, effective service of process upon the Republic.

Notwithstanding anything else in this paragraph 17 to the contrary, the Republic reserves the right to plead sovereign immunity with respect to actions brought under the United States securities laws or any state securities laws and the Republic’s appointment of the Consul General of the Republic in The City of New York will not extend to such actions.

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

the within Bond and all rights thereunder, thereby irrevocably constituting and appointing                                  attorney to transfer said Bond on the books of the Republic, with full power of substitution in the premises.

Dated:
Signature of transferor

Signature of transferor guaranteed by:

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within Bond in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office in The City of New York or by a member of the New York Stock Exchange.

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